SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Microwave Power Devices, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee paid previously with preliminary materials.
|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or
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

                                            MICROWAVE POWER DEVICES, INC.
                                            49 WIRELESS BOULEVARD
                                            HAUPPAUGE, NEW YORK 11788-3935
                                            (516) 231-1400   Fax: (516) 231-0712

[GRAPHIC OMITTED]

Dear Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Microwave Power Devices, Inc. to be held on Thursday, May 4, 2000, at 11:00 A.M., local time, at the offices of Proskauer Rose LLP, 1585 Broadway, 26th Floor, New York, New York 10036.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, you are urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

I sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.

                            Sincerely,


                            /s/ Alfred Weber
                            -----------------
                            Alfred Weber
                            Chairman, President and Chief Executive Officer

                            April 4, 2000

                          MICROWAVE POWER DEVICES, INC.
                              49 Wireless Boulevard
                         Hauppauge, New York 11788-3935

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of MICROWAVE POWER DEVICES, INC. (the "Company") will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th floor, New York, New York 10036, on Thursday, May 4, 2000, at 11:00 a.m., local time, for the following purposes:

      1.    To elect directors of the Company for the ensuing year;

      2.    To adopt the Company's 1999 Stock Option Plan;

      3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

      4. To transact any such other business as may properly come before the meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on Monday, April 3, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            Stephen W. Rubin
                            Secretary

                            April 4, 2000

                          MICROWAVE POWER DEVICES, INC.
                              49 Wireless Boulevard
                         Hauppauge, New York 11788-3935

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 4, 2000


      The accompanying proxy is solicited by and on behalf of the Board of Directors of Microwave Power Devices, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th Floor, New York, New York 10036, on Thursday, May 4, 2000 at 11:00 A.M., local time, and at any adjournments thereof.

      When the accompanying proxy is properly executed and returned, the shares of common stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of nominees for directors of the Company listed herein; (ii) FOR the adoption of the Company's 1999 Stock Option Plan; (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the current fiscal year; and (iv) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and at any adjournments thereof. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his proxy and vote his shares.

      The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail; however, officers and regular employees of the Company may solicit proxies personally or by telephone or by telegram. Those persons will not be compensated specially for such services. The Company may reimburse brokers, banks, custodians, nominees, and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

      A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. The approximate date on which this Proxy Statement first will be mailed to stockholders of the Company is April 6, 2000.


                                 VOTING RIGHTS

      Only holders of record of shares of Common Stock at the close of business on April 3, 2000 will be entitled to notice of and to vote at the Annual Meeting of Stockholders. On that date, the Company had outstanding 10,692,333 shares of Common Stock, the holders of which are entitled to one vote per share on each matter to come before the Annual Meeting. Voting rights are non-cumulative.

      The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors). Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                            PRINCIPAL STOCKHOLDERS

      As of April 3, 2000, the persons listed in the following table were the only persons known to the Company (based on information set forth in Schedules 13G filed with the Securities and Exchange Commission or otherwise provided to the Company) to be the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock.

                                                       Shares of
                                                       Common Stock   Percent
Name and Address of                                    Beneficially   of
Beneficial Owners                                      Owned          Class
-------------------                                    ----------     -------
Charter Technologies Limited Liability Company (1)
c/o Charterhouse Group International, Inc.
535 Madison Avenue
New York, NY  10022                                    5,139,994      48.07%

State of Wisconsin Investment Board (2)
PO Box 7842
Madison, WI  53707                                       880,300       8.23%

Wellington Management Company, LLP (3)
75 State Street
Boston, MA  02109                                        596,300       5.58%
--------------------

(1) The principal member of Charter Technologies Limited Liability Company ("Charter Technologies") is Charterhouse Equity Partners, L.P. ("CEP"), which owns 99% of the ownership interests in Charter Technologies. The general partner of CEP is CHUSA Equity Investors, L.P., whose general partner is Charterhouse Equity, Inc., a wholly-owned subsidiary of Charterhouse Group International, Inc. ("Charterhouse"). As a result of the foregoing, all of the shares of Common Stock held by Charter Technologies would, for purposes of Section 13(d) of the Securities Exchange Act of 1934, be considered to be beneficially owned by Charterhouse.

(2) The State of Wisconsin Investment Board retains sole voting and dispositive power for all shares.

(3) Wellington Management Company, in its capacity as investment advisor, may be deemed to beneficially own all the shares which are held of record by clients of Wellington Management Company.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

      At the Annual Meeting of Stockholders, the entire Board of Directors is to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the seven nominees named under "Management" below. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any such nominee should become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

                                  Management

Nominees for Directors and Executive Officers

      The following table and the paragraphs that follow it present certain information concerning the nominees for directors and the executive officers of the Company. Directors are elected annually to serve until the next annual meeting of stockholders and until their successors have been elected. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships between any of the directors and executive officers of the Company.

                                                                                    Shares of Common
                                                                                   Stock beneficially
                                                Positions and Offices                  owned as of         Percent of
Nominees for Directors                  Age     with the Company                      April 3, 2000        Class (1)
----------------------                  ---     ----------------                  ----------------------   --------
Alfred Weber (2)                        67      Chairman, President and Chief              15,100                 *
                                                Executive Officer; Director

Merril M. Halpern (2)(3)                65      Director                                        0                 0

A. Lawrence Fagan (3)(4)(5)             70      Director                                        0                 0

David J. Aldrich (5)                    43      Director                                        0                 0

Warren A. Law (4)(5)                    75      Director                                    1,000                 *

James Silver (2)(6)                     42      Director                                  206,250              1.9%

James L. Morice                         62      Nominee for Director                            0                 0

Executive Officers Who Are Not Directors
----------------------------------------

Larry Konopelko (7)                     46      Vice President and General                 32,000                 *
                                                Manager - Satellite, Medical
                                                and Military Products

William J. Moore (8)                    46      Corporate Controller                        1,875                 *

All directors and executive officers
as a group (9 persons) (9)                                                                256,225              2.4%

-------------------------------------------------------------------------------
* Less than 1%.

(1) For purposes of calculating the Percent of Class beneficially owned by any person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after April 3, 2000 is deemed to be beneficially owned for the purpose of computing the percentage ownership of such person or group of persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

(2)   Member of Executive Committee.

(3) Merril M. Halpern and A. Lawrence Fagan are executive officers, directors and stockholders of Charterhouse. Messrs. Halpern and Fagan each disclaim beneficial ownership of the shares of Common Stock beneficially owned by Charterhouse.

(4)   Member of Compensation Committee.

(5)   Member of Audit Committee.

(6) Includes an aggregate of 18,750 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after April 3, 2000.

(7) Includes an aggregate of 32,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after April 3, 2000.

(8) Includes an aggregate of 1,875 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after April 3, 2000.

(9) Includes an aggregate of 52,625 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after April 3, 2000.

      Alfred Weber has been a director of the Company since June 1995. In November 1999, Mr. Weber became Chairman of the Company. In December 1999, Mr. Weber also became President and Chief Executive Office of the Company. From April 1999 through November 1999, Mr. Weber was an entrepreneur specializing in telecommunications infrastructure companies for Charterhouse, a firm specializing in private equity investments. Prior to his retirement in March 1999, Mr. Weber was President and Chief Operating Officer of C&D Technologies, Inc., a manufacturer of industrial batteries and power systems, since April 1989, Chief Executive Officer since January 1993 and Chairman of the Board since November 1995.

      Merril M. Halpern has been a director of the Company since June 1995. Mr. Halpern has been Chairman of the Board of Charterhouse since October 1984. Mr. Halpern is also a director of United Road Services, Inc., a provider of motor vehicle and equipment towing, recovery and transport services, and Interliant Corporation, an application service provider.

      A. Lawrence Fagan has been a director of the Company since June 1995. Mr. Fagan has been President of Charterhouse since January 1997. From 1984 to December 1996, Mr. Fagan served as Executive Vice President of Charterhouse.

      David J. Aldrich has been a director of the Company since June 1995. Mr. Aldrich has served as Vice President and General Manager of the Alpha Microwave Division of Alpha Industries, Inc., a commercial wireless semiconductor and ceramics components manufacturer, since May 1996. From January 1995 through April 1996, Mr. Aldrich was Vice President and Chief Financial Officer of Alpha Industries, Inc. From September 1991 through December 1994, Mr. Aldrich was a senior manager, supporting the commercial wireless businesses at M/A-Com, Inc., a manufacturer of high technology products.

      Warren A. Law has been a director of the Company since June 1995. Mr. Law has been a professor at the Harvard Business School since 1958 (through June 1991 in an active capacity) and is currently the Edmund Cogswell Converse Professor of Finance and Banking Emeritus.

      James Silver has been a director of the Company since August 1991. From June 1995 to December 1995, Mr. Silver was Vice President-Corporate Finance of the Company. From August 1991 until June 1995, Mr. Silver was a Vice President of the Company. Since September 1991, Mr. Silver has been an executive officer of Defense Technologies, Inc. ("DTI") and of a number of holding companies (in which an affiliate of Charterhouse is a significant investor) which own subsidiaries engaged in the manufacture of electronic components used in avionics, radar and communications (the "Charter Technologies Group"). DTI provides management and consulting services to companies with electronics and manufacturing operations, including the Charter Technologies Group.

      James L. Morice is standing for election as a director of the Company. Mr. Morice is a partner of Mirtz Morice, Inc., a management consulting firm, which he helped found in 1982. Mr. Morice is a director of HSBC USA Inc., a New York-based bank holding company.

      Larry Konopelko has served as Vice President and General Manager - Satellite, Medical and Military Products of the Company since August 1995. From April 1994 to August 1995, Mr. Konopelko served as Vice President - Contracts and Program Management of the Company. From June 1990 to April 1994, Mr. Konopelko served as Director - Contracts of the Company. From December 1988 to June 1990, Mr. Konopelko served as Contracts Manager of the Company.

      William J. Moore has served as Corporate Controller of the Company since September 1995. From January 1992 to September 1995, Mr. Moore served as Manager of Accounting Operations of the Company. From January 1989 to January 1992, Mr. Moore served as Manager of General Accounting of the Company.

Director Compensation

      The only directors who are compensated for services as a director are Messrs. Aldrich and Law, each of whom receives $2,000 for each meeting of the Board of Directors which he attends and $2,000 for each meeting of a committee of the Board of Directors which he attends. Mr. Morice will receive the same compensation upon his election as a director. Prior to being appointed Chairman, President and CEO, in December 1999, Mr. Weber received compensation for his services as a director and committee member.

Board Committees and Membership

      The Company has established an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee assists the Board in its responsibilities. Messrs. Halpern, Weber and Silver are the members of the Executive Committee. The Compensation Committee approves the salaries and other benefits of the executive officers of the Company and administers any bonus, incentive compensation or stock option plans of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans, and compensation policies and practices of the Company. Messrs. Fagan and Law are the members of the Compensation Committee. The Compensation Committee held two meetings in 1999. Prior to being appointed Chairman, President and CEO, in December 1999, Mr. Weber was a member of the Compensation Committee.

      The Audit Committee reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention, and meets from time to time with members of the Company's internal audit staff. Messrs. Fagan, Aldrich and Law are the members of the Audit Committee. The Audit Committee held one meeting in 1999.

      The Company does not have a nominating committee. The Board of Directors held five meetings in 1999. Each of the directors attended at least 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to the Company, all such required reports were filed on a timely basis in 1999.

Executive Compensation

      The following table sets forth information about the compensation paid, or payable, by the Company for services rendered in all capacities to the Chief Executive Officer of the Company and each of the four other most highly paid key policy-making executive officers of the Company (the "Named Executive Officers") for each of the last three fiscal years in which such officers were executives officers for all or part of the year.

                                             SUMMARY COMPENSATION TABLE

                                                         Annual                             Long Term
                                                     Compensation (1)                      Compensation
                                             ----------------------------------    --------------------------
                                                                      Other          Restricted    Securities
          Name and                                                   Annual             Stock      Underlying    All Other
     Principal Position          Year    Salary ($)   Bonus ($) Compensation ($)     Award(s) ($)   Options #   Compensation
-----------------------------------------------------------------------------------------------------------------------------
Alfred Weber (2).............    1999        19,615           0               0                 0      300,000             0
          Chairman, President
          and Chief Executive
          Officer
-----------------------------------------------------------------------------------------------------------------------------

Edward J. Shubel (3).........    1999       287,714   32,188(4)       25,874(7)                 0       39,000     45,000(8)
          Former, President and  1998       279,885   60,000(5)       24,126(7)                 0       42,000     45,000(8)
          Chief Executive        1997       259,146   43,750(6)       32,691(7)                 0       40,000     45,000(8)
          Officer
-----------------------------------------------------------------------------------------------------------------------------

Paul E. Donofrio (9).........    1999       175,021  12,188(10)               0                 0       30,000             0
          Former, Executive      1998       148,593  20,000(11)               0                 0       21,000             0
          Vice President,        1997       135,155   17,500(6)               0                 0       20,000             0
          Chief Operating and
          Financial Officer
-----------------------------------------------------------------------------------------------------------------------------

Fuat Agi (12)................    1999       154,972   7,500(10)               0                 0       21,000             0
          Former, Vice           1998       154,245  20,000(11)               0                 0       21,000             0
          President and          1997       145,820   17,500(6)               0                 0       20,000             0
          General Manager and
          Chief Technical
          Officer
-----------------------------------------------------------------------------------------------------------------------------

Larry Konopelko..............    1999       138,821   6,563(10)               0                 0       15,000             0
          Vice President and     1998       133,433  12,000(11)               0                 0       15,000             0
          General Manager        1997       124,039   10,500(6)               0                 0       15,000             0
-----------------------------------------------------------------------------------------------------------------------------

Nicholas Mazzella (13).......    1999       134,676   4,688(10)               0                 0       12,000             0
          Former, Vice           1998       133,607  12,000(11)               0                 0       15,000             0
          President              1997       124,269   10,500(6)               0                 0       15,000             0
----------------------------------

(1) Other than the salary, bonus and other compensation described above, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) Mr. Weber was appointed Chairman in November 1999, and President and Chief Executive Officer in December 1999.

(3)   Mr. Shubel retired in December 1999. See "Employment Agreements."

(4) Represents bonuses relating to performance of services for the Company in fiscal 1999, $15,000 of which was paid in fiscal 1999 and $17,188 of which was paid in fiscal 2000.

(5) Represents bonuses relating to performance of services for the Company in fiscal 1998, $10,000 of which was paid in fiscal 1998 and $50,000 of which was paid in fiscal 1999.

(6) Represents bonuses relating to performance of services for the Company in fiscal 1997 which were paid in fiscal 1998.

(7) Represents, in 1999, 1998 and 1997 respectively, the Company's payment for an automobile lease ($18,277, $10,513 and $11,468), gasoline ($1,801,
      $1,210 and $1,900) and spousal travel expenses ($5,796, $12,403 and $19,323).

(8) Represents the Company's payment of premiums on a life insurance policy. See "Employment Agreements."

(9)   Mr. Donofrio resigned in January 2000. See "Employment Agreements."

(10) Represents bonuses relating to performance of services for the Company in fiscal 1999 which were paid in fiscal 2000.

(11) Represents bonuses relating to performance of services for the Company in fiscal 1998 which were paid in fiscal 1999.

(12)  Mr. Agi retired in March 2000.

(13)  Mr. Mazzella resigned in February 2000.

Stock Options

    The following table contains information concerning the grant of options under the Company's 1995 Stock Option Plan (the "1995 Plan"), the Company's 1996 Stock Option Plan (the "1996 Plan") and/or the Company's 1999 Stock Option Plan (the "1999 Plan") to each of the Named Executive Officers of the Company during the year ended December 31, 1999. No stock appreciation rights ("SARS") were granted in 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants

                                            Percent of                                       Potential Realizable
                            Number of          Total                                           Value at Assumed
                           Securities         Options                                           Annual Rates of
                           Underlying       Granted to        Exercise                        Stock Appreciation
                             Options       Employees in         Price      Expiration         for Option Term (4)
       Name               Granted(#)(1)    Fiscal Year(2)     ($/Share)     Date(3)             5%              10%
-------------------     -----------------  --------------     ---------    ----------          ---             ----
Alfred Weber.......           300,000              57.8%         $7.00         12/2/09     $1,320,679    $3,346,859
Edward J. Shubel...            39,000               7.5%         10.00          3/1/09        245,269       621,560
Paul E. Donofrio...            30,000               5.8%         10.00          3/1/09        188,668       478,123
Fuat Agi...........            21,000               4.0%         10.00          3/1/09        132,068       334,686
Larry Konopelko....            15,000               2.9%         10.00          3/1/09         94,334       239,061
Nicholas Mazzella..            12,000               2.3%         10.00          3/1/09         75,467       191,249

--------------------------------

(1) All options granted in 1999 were granted pursuant to the Company's 1995, 1996 and 1999 Stock Option Plans and generally become exercisable annually, in increments of 33 1/3% of the total grant, beginning on the first anniversary of the date of grant. Options were granted at the fair market value of Common Stock on the effective date of grant.

(2)   The total number of options granted to employees in 1999 was 519,005.

(3) Each option is subject to earlier termination if the officer's employment with the Company is terminated.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. The potential realizable values set forth above do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future price of the Common Stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed annualized rates of stock price appreciation over the exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock on any date. There is no representation either express or implied that the stock price appreciation rates for the Common Stock assumed for purposes of this table will actually be achieved.

    The following table sets forth information for each of the Named Executive Officers with respect to the value of outstanding and unexercised options held as of December 31, 1999. There were 162,167 options exercised during 1999. There were no SARs exercised during 1999 and none were outstanding as of December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                    Number of
                           Shares                      Securities Underlying            Value of Unexercised
                          Acquired       Value          Unexercised Options             In-the-Money Options
                         on Exercise   Realized        at December 31, 1999           At December 31, 1999 (2)
                                                  -----------------------------  -------------------------------
        Name                 (#)        ($)(1)    Exercisable     Unexercisable   Exercisable      Unexercisable
--------------------   ------------- ------------ -----------     -------------  ------------      -------------
Alfred Weber........               0           $0             0     300,000            $0            $37,500
Edward J. Shubel....          40,667      322,128       307,833           0        77,665                  0
Paul E. Donofrio....          57,834      425,560        20,000      50,666             0             38,831
Fuat Agi............          13,666      132,784        54,167      41,667             0             38,835
Larry Konopelko.....          22,500      175,688        17,000      30,000             0             28,750
Nicholas Mazzella...          27,500      171,250        12,000      27,000             0             28,750

----------------------------------------

(1) Represents the difference between the market price of the Common Stock on the date of the exercise and the exercise price per share of the options, multiplied by the number of shares underlying the options.
(2) Represents the difference between the closing market price of the Common Stock at December 31, 1999 of $7.125 per share and the exercise price per share of the in-the-money options, multiplied by the number of shares underlying the in-the-money options.


Employment Agreements

      In December 1999, Mr. Weber entered into an employment agreement with the Company under which he serves as the Company's Chairman, President and Chief Executive Office. The employment agreement currently provides for an annual base salary of $300,000 and terminates on December 31, 2002. The employment agreement provides that after the expiration of the current term it will be automatically renewed for successive one year terms unless either party gives the other party at least 90 days prior written notice of non-renewal.

      From September 1991 to December 1999, Mr. Shubel had an employment agreement with the Company under which he served as the Company's President. On December 2, 1999 , Mr. Shubel entered into a termination agreement with the Company whereby he will receive, among other things, continuation of his annual base salary, of $279,000, and health benefits until August 30, 2000 and accelerated vesting of any unexercised stock options which will remain exercisable until August 30, 2001.

      From April 1992 to December 1999, the Company had agreements with Mr. Shubel pursuant to which the Company agreed to purchase and pay the annual premiums on an insurance policy on Mr. Shubel's life which had an original face value of $1.1 million. Since Mr. Shubel's retirement, in December 1999, the cash surrender value of this policy is being used to pay a monthly pension to Mr. Shubel or his beneficiaries for 60 months.

      On January 14, 2000, Mr. Donofrio entered into a termination agreement with the Company whereby he will receive, among other things, continuation of his annual base salary, of $175,000, and health benefits until January 14, 2001 and accelerated vesting of any unexercised stock options which will remain exercisable until January 14, 2001.


Change in Control Agreements

      In December 1999, the Company entered into a change in control agreement with Mr. Weber, as a key employee of the Company. In March 1999, the Company entered into change in control agreements with Messrs. Shubel, Donofrio, Agi, Konopelko and Mazzella, also as key employees of the Company. The agreements for Messrs. Shubel, Donofrio, Mazzella and Agi were terminated on December 2, 1999, January 14, 2000, February 25, 2000 and March 31, 2000, respectively, as a result of these employees' termination of service for the Company. The Company believes that the establishment and maintenance of a sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its stockholders. The Company also recognizes that the possibility of a change in control of the Company, with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company. The Company has determined that it is appropriate to take steps to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a change in control of the Company. These change in control agreements have a term of three years. The details of the remaining agreements are as follows:

      For Mr. Weber, upon a Change in Control (as such term is defined in the change in control agreements) he shall receive: (i) twice his then current annual salary and then current annual targeted bonus, paid as a lump sum,
      (ii) full vesting in all outstanding stock options, (iii) continuation of health benefits and coverage for the next twenty-four months and (iv) a gross-up payment in the event that an excise tax is due pursuant to
      Section 4999 of the Internal Revenue Code of 1986.

      For Mr. Konopelko, if employment is terminated (under certain circumstances) within six months after a Change in Control, he shall receive continuation of: (i) his salary for fifty-two weeks at his then current annual salary (including his then current annual targeted bonus) and (ii) health benefits and coverage for the twelve months.


Stock Option Plans

      The Company has adopted the 1995 Plan, the 1996 Plan and the 1999 Plan (subject to stockholder approval in this Proxy), collectively, (the "Plans"). The Plans provide for the grant of incentive stock options and non-qualified stock options to key employees and consultants of the Company and its subsidiaries. The Plans are administered by the Compensation Committee of the Board of Directors which determines the key employees and consultants eligible to receive options and the terms thereof (including exercise price and vesting requirements), all in a manner consistent with the terms of the Plans. An aggregate of 2,000,000 shares of Common Stock are subject to the grant of options under the Plans (500,000 of which are subject to stockholder approval in this Proxy). As of March 30, 2000, options have been granted to purchase an aggregate of 1,391,372 shares of Common Stock (300,000 of which are subject to stockholder approval of the 1999 Plan in this Proxy), leaving an aggregate of 608,628 options available for grant. In addition, an aggregate of 1,074,039 shares of Common Stock are outstanding under the Plans, as of March 30, 2000.

401(k) Plan

      The Company adopted the Microwave Power Devices, Inc. In-VEST Plan, which is a 401(k) Plan, effective January 1, 1992. The plan is available to all employees who have been employed by the Company for at least 30 days. An employee may contribute, on a pre-tax basis, up to 14% of the employee's total annual compensation from the Company (defined as Internal Revenue Code Section 3401(a) compensation). After one year of employment, the Company also makes matching contributions ranging from 50% to 100% (based on years of service) of such employee's contributions up to a maximum of 6% of such employee's compensation.

      Contributions are allocated to each employee's individual account and are, at the employee's election, invested in one or more investment funds. Employee contributions are fully vested and non-forfeitable. Employer contributions are subject to a graduated vesting schedule beginning during a participant's second year of employment by the Company and resulting in full vesting by the end of the fifth year.

Executive Incentive Bonus Plan

      In February 1996, the Company adopted an executive incentive bonus plan to reward key officers who have significant impact on the operating success of the company. The plan is based on The Jaffe Group's Executive Compensation Audit, Analysis and Recommendations, a study (which was performed in February 1996 and updated in February 1999) that was commissioned by the Board of Directors. Under the bonus plan, annual bonuses will be based upon the achievement of performance goals that are annually preset by the Compensation Committee. These performance goals are linked to earnings per share, net sales and operating cash flow. The Compensation Committee establishes a target bonus amount for each key officer at the beginning of the year. The target amount is then divided into three portions, as follows: one-half of the target bonus award is linked to the achievement of earnings per share goals; one-quarter of the target bonus award is linked to the achievement of net sales goals; and one-quarter of the target bonus award is linked to the achievement of operating cash flow goals. An executive can earn 0% or from 50% to 200% of each portion of his bonus, based upon a measured comparison of actual results achieved to performance goals. An officer whose employment is terminated voluntarily or for cause prior to December 31 will forfeit his bonus for the entire year. An officer whose employment is terminated by the Company but not for cause will receive, at the discretion of the Compensation Committee, an award for such year pro-rated to the date of separation, or such lesser amount as the Compensation Committee deems appropriate. An officer whose employment is terminated due to retirement, disability or death will receive an award for such year pro-rated to the date of separation. New executive hires may be included in the plan on a pro-rata basis. In 1999, $50,940 in bonuses were earned (paid in 2000) under the terms of this plan.


Compensation Committee Interlocks and Insider Participation

      Messrs. Fagan and Law are the members of the Compensation Committee. Mr. Fagan is a director, executive officer and a stockholder of Charterhouse which may be deemed to be the beneficial owner of the shares of Common Stock of the Company owned by Charter Technologies. Mr. Law owns 1,000 shares of Common Stock.

Compensation Committee Report

      Compensation Policies. The principal goal of the Company's compensation program as administered by the Compensation Committee is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

      Base Salary. Base salaries paid in 1999 to the Company's executive officers are competitive with those payable to executives holding corresponding positions at corporations within the Company's industry that are of comparable size. Individual experience and performance is considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals and in a manner consistent with the Company's overall operating and financial performance.

      Bonuses. Bonuses are intended to motivate individual and team performance by creating potential to earn annual incentive awards that are generally contingent upon the performance of the Company and that are comparable to those payable to executives holding corresponding positions at corporations within the Company's industry that are of comparable size.

      Long Term Incentives. The Company provides its executives with long-term incentive compensation through grants of stock options under the Company's stock option plans. The grant of stock options aligns the executive's interests with those of the Company's stockholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The size of option grants is comparable to grants by other corporations within the Company's industry that are of comparable size.

      CEO's Compensation. As discussed under "Management -- Employment Agreements," the Company entered into an employment agreement with Mr. Shubel in 1991. Pursuant to such employment agreement, the Company paid to Mr. Shubel a base salary of $279,000 in 1999. In addition, the Compensation Committee determined to grant Mr. Shubel a bonus of $17,188, which represents a pro-rated share of the annual bonus, with respect to 1999 (paid in 2000) under the terms of the executive incentive bonus plan and a $15,000 discretionary bonus which was paid in October 1999. Mr. Shubel was also awarded options in 1999 to purchase 39,000 shares of the Company's Common Stock under the Microwave Power Devices, Inc. 1996 Stock Option Plan.

      In addition, as also discussed under "Management -- Employment Agreements," the Company entered into an employment agreement with Mr. Weber in December 1999. Pursuant to such employment agreement, the Company paid to Mr. Weber a base salary at an annual rate of $300,000 in 1999. Mr. Weber was also awarded options in 1999 to purchase 300,000 shares of the Company's Common Stock under the Microwave Power Devices, Inc. 1999 Stock Option Plan (such plan is subject to stockholder approval in this Proxy).


                                    The Compensation Committee

                                    A. Lawrence Fagan
                                    Warren A. Law

                                Performance Graph

      The following performance graph compares the fifty-one month cumulative return of the Company's Common Stock to the total returns of the Standard & Poor's 500 Stock Index and the Nasdaq Stock Market Electronic Component Stocks Index, which is a total return index of electronic component companies. Each case assumes a $100 investment on September 29, 1995 (the first day of public trading of the Company's Common Stock) and reinvestment of any dividends. The cumulative stockholder return is measured by dividing: (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the excess of the Company's share price as of the end of the measurement period over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period.

                                [GRAPHIC OMITTED]

      Measurement Period       MPDI        S&P 500       Nasdaq Elec Comp
      ------------------       ----        -------       ----------------
      September 1995            $100          $100             $100
      December 1995              127           106               86
      December 1996               31           130              149
      December 1997               80           174              157
      December 1998              119           225              242
      December 1999               81           272              475

                              Certain Transactions

      On September 3, 1991, Mr. Shubel purchased from the Company 187,500 shares of the Company's Common Stock. Mr. Shubel paid the purchase price by a cash payment of $10,000 and by delivery of a promissory note in the amount of $65,000. The principal amount of the promissory note was payable, together with interest at the rate of 8.0% per annum, on September 3, 1996. Such payment date was subsequently extended to September 3, 2001. To secure this debt, Mr. Shubel had pledged 162,500 shares to the Company. In September 1999, Mr. Shubel repaid the principal balance on his promissory note. As Mr. Shubel's promissory note has been fully repaid, his 162,500 shares are no longer pledged to the Company.

      Pursuant to a consulting agreement which was effective January 1, 1996, Mr. Silver served as a consultant to the Company receiving consulting fees in 1999 of $100,000. These consulting services consisted of: services relating to the Company's banking and other financial relationships including assistance in connection with the financing and refinancing of corporate indebtedness; analysis and assistance from both a financial and operational standpoint in connection with the expansion of the Company's business operations; assistance with strategic planning; advice related to acquisitions; and other general management guidance or assistance. This agreement was terminated on January 30, 2000.

                                   PROPOSAL 2

                                 APPROVAL OF THE
                   MICROWAVE POWER DEVICES, INC. 1999 STOCK OPTION PLAN

      The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the meeting is required to approve the adoption of the Microwave Power Devices, Inc. 1999 Plan. The Board of Directors recommends that the stockholders vote their shares for the proposal to adopt the 1999 Plan. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the adoption of the 1999 Plan.

      The 1999 Plan

      On December 2, 1999, the Compensation Committee and the Board of Directors of the Company adopted (subject to stockholder approval) the 1999 Plan. The 1999 Plan is an equity incentive plan providing for the grant of incentive stock options and nonqualified stock options to key employees and consultants of the Company and its subsidiaries. The Company estimates that approximately 100 employees are eligible to participate in the 1999 Plan. The following description of the 1999 Plan is a summary and is qualified in its entirety by reference to the 1999 Plan, a copy of which has been filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

      Duration. No option may be granted under the 1999 Plan after December 2, 2009 (the "Termination Date"). Options granted prior to the Termination Date, however, may extend beyond such date and the provisions of the 1999 Plan will continue to apply thereto.

      Purpose. The purpose of the 1999 Plan is to attract, retain and motivate certain key employees and consultants of outstanding competence and to encourage their best efforts on behalf of the Company. The Board of Directors believes that stock options provide performance incentives to eligible participants to the benefit of the Company and its shareholders, and recommends approval of the adoption of the 1999 Plan by stockholders.

      Administration. The 1999 Plan is administered by the Compensation Committee (the "Committee"), which determines the key employees and consultants eligible to receive options and the terms thereof, all in a manner consistent with the 1999 Plan. Subject to any general guidelines established by the Board of Directors and the terms of the 1999 Plan, the Committee has full and final authority to determine the persons to whom, and the time or times at which, options are granted, the number of shares subject to each option (subject to a maximum of 400,000 option shares that may be granted in any year to any one employee, with any unused portion of this limitation available to be carried forward), the number of options which shall be treated as incentive stock options, the duration of each option, vesting provisions, and other terms and provisions of each option. The Committee also has the authority to accelerate the vesting of a stock option. In determining persons who are to receive options, and the number of shares to be covered by each option, the Committee considers, among other things, the person's position, responsibilities, service, accomplishments, and such person's present and future value to the Company.

      Shares Subject to Options. The 1999 Plan provides that the total number of shares of Common Stock subject to the grant of options shall be 500,000 shares, subject to adjustment as specified in "Adjustments and Amendments," below. The number of shares of Common Stock subject to an option that terminates, or expires unexercised are available for subsequent grants. In addition, any shares of Common Stock that are delivered or exchanged for payment of an option's exercise price or withholding taxes in connection with an exercise of an option will be available again for grants of non-statutory options.

      Options. The 1999 Plan provides for the grant of incentive stock options and nonqualified stock options to key employees and non-qualified options to consultants, as determined by the Committee. The exercise price of incentive stock options granted under the 1999 Plan shall be at least 100% of the fair market value of the Common Stock on the date of grant and the exercise price of nonqualified stock options shall be at least equal to the par value of the Common Stock. The Committee may provide that options will be exercisable in full at any time or from time to time during the option term or provide for the exercise thereof in such installments at such times as the Committee may determine. Stock options will generally be exercisable for a period not to exceed ten years. Except as otherwise provided in an option agreement, any vested option may be exercised only during the optionee's employment, provided, however, that (i) if employment terminates as a result of death, disability or retirement, the options will remain exercisable for a period of one year after any such termination, and (ii) if employment is terminated by the Company without cause, the options will remain exercisable for a period of 90 days after such termination, unless such period is extended by the Committee. If employment is terminated voluntarily by the employee or for cause by the Company, then all options, whether or not then vested, will immediately terminate. An optionee may pay for shares upon exercise of an option (i) in cash, by check or money order
(ii) if the Common Stock is publicly traded, through a "cashless exercise" arrangement or (iii) by such other medium or by any combination of mediums as authorized by the Committee.

      Grants to Date. On December 2, 1999, the Committee granted options (subject to stockholder approval of the 1999 Plan) to purchase an aggregate of 300,000 shares of Common Stock under the 1999 Plan to Mr. Weber. Each such option vests to the extent of 33 1/3% of the shares of Common Stock covered thereby on each of the first three anniversary dates of the grant, subject to earlier vesting on such individual's death, disability, retirement, termination without cause or on the acquisition of the Company. The exercise price of all such options was $7.00, which was the fair market value of the Common Stock on the date of grant. On March 30, 2000, the closing price of the Common Stock as reported by Nasdaq was $9.25.

      Adjustments and Amendments. The 1999 Plan authorizes the Committee to appropriately adjust outstanding awards and the number of shares available for future awards to reflect stock dividends, recapitalizations and similar events. The Committee has the right to amend, suspend, or terminate the 1999 Plan at any time; provided, however, that, unless otherwise required by law or specifically provided in the 1999 Plan, the rights of a participant with respect to options granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such participant and provided further that the Board is required to obtain stockholder approval for any amendment to the extent required by law or exchange requirement. The 1999 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1999 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

      Non-Assignability of Options. No option may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution. During the lifetime of a recipient, options may be exercisable only by him or his personal representative or guardian. No option or interest therein may be pledged, attached or otherwise encumbered other than in favor of the Company.

      Certain Federal Income Tax Consequences. The rules concerning the Federal income tax consequences with respect to stock options granted pursuant to the 1999 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following discussion of tax consequences is designed to provide a general understanding thereof as of the date hereof. Since the rules are complex, 1999 Plan participants are urged to consult with their personal tax advisors.

      Under current federal income tax laws, no taxable income results to an optionee upon the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the stock acquired pursuant to the incentive stock option exceeds the exercise price is an adjustment to income for purposes of Alternative Minimum Tax. If no disposition of the shares is made within either two years from the date the incentive stock option was granted or one year from the date of exercise of the incentive stock option, any gain or loss realized upon disposition of the shares will be generally treated as a long-term capital gain or loss to the optionee. The Company will not be entitled to a tax deduction upon such exercise of an incentive stock option, nor upon a subsequent disposition of the shares unless such disposition occurs prior to the expiration of the holding periods described above. In general, if the optionee does not satisfy the foregoing holding periods, any gain equal to the difference between the exercise price and the fair market value of the stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In such an event, the Company will be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

      An optionee will realize no taxable income upon the grant of a nonqualified option and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. If the Common Stock is held for more than twelve months after the date of exercise, the optionee will be taxed at the lowest rate applicable to capital gains for such optionee. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

      In addition: (i) any officers and directors of the Company subject to
Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules, including, without limitation, Section 162(m) concerning the $1,000,000 limitation on deductible compensation; and (iii) in the event that the exercisability of an option is accelerated because of a change in control, payments relating to the options, either alone or together with certain other payments may constitute parachute payments under Internal Revenue Code Section 280G, which excess amounts may subject the optionee to excise tax and may not be deductible by the Company.

      In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which Options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the Common Stock at the time of grant, and the plan under which the Options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 1999 Plan is intended to satisfy these requirements with respect to grants of Options to covered employees.

                                  PROPOSAL 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has reappointed Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000 and recommends the ratification by the stockholders of that reappointment. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of Arthur Andersen LLP.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and make such statements as he or she may desire.

                            STOCKHOLDERS PROPOSALS

    Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 2001 must submit the same in writing so as to be received at the executive office of the Company on or before December 31, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended December 31, 1999 is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on April 3, 2000.

                                OTHER BUSINESS

    The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                    By Order of the Board of Directors,


                                    Stephen W. Rubin
                                    Secretary

                                    April 4, 2000

STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                          MICROWAVE POWER DEVICES, INC.
              49 Wireless Boulevard, Hauppauge, New York 11788-3935
          Solicited by the Board of Directors for the Annual Meeting of
                          Stockholders on May 4, 2000.

    The undersigned hereby appoints Alfred Weber and Stephen W. Rubin, or any of them, with power of substitution, as Proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Microwave Power Devices, Inc. (the "Company") held of record by the undersigned at the close of business on April 3, 2000 at the Annual Meeting of Stockholders to be held on Thursday, May 4, 2000, and at any adjournments thereof.

   1. ELECTION OF DIRECTORS

     |_| FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW):
         Alfred Weber        A. Lawrence Fagan   Warren A. Law  James L. Morice
         Merril M. Halpern   David J. Aldrich    James Silver

     |_| WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE).

   2. PROPOSAL TO ADOPT THE COMPANY'S 1999 STOCK OPTION PLAN.

      |_|  FOR          |_| AGAINST           |_| ABSTAIN

   3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. |_| FOR

      |_| AGAINST      |_|  ABSTAIN

   4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting and at any adjournments thereof.

 PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
  ENVELOPE. No postage is required if mailed in the United States of America.
                                      (Continued and to be SIGNED on other side)

(Continued from other side)

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                        Dated: _________________________________________, 2000


                        ------------------------------------------------------
                                                 Signature

                        ------------------------------------------------------
                                           Signature, if held jointly

                        Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.